                                                             Exhibit 3.11


                             STATE OF NEW HAMPSHIRE

                              ARTICLES OF AGREEMENT

                                       OF

                             VINAFLEX AMERICA, INC.

         We, whose names are hereto subscribed, being persons of lawful age, do by these Articles of Agreement associate ourselves with the intention of forming a corporation according to the provisions of Revised Statutes Annotated of New Hampshire, Chapter 294, as amended.

                                    ARTICLE I

         The name by which the corporation shall be known is Vinaflex America, Inc.

                                   ARTICLE II

         The principal place of business of the corporation is located at 206-214 Fair Street, Laconia, New Hampshire.

                                   ARTICLE III

         The purposes, objects, and powers of the corporation are any lawful activity for which a corporation may be organized under the laws and statutes of the State of New Hampshire, including but not limited to the following:

                  To engage in the business of plastic injection moulding and manufacturing of unit soles for shoes, skate boot shells and children's boots;

                  To conduct the businesses and activities authorized to it in such place or places as it may by its Board of Directors choose and determine, whether within or without the United States of America, and in that regard to apply for, procure and execute such authorizations, forms, documents and writings, and to pay such fees or charges, as may be necessary under the applicable law of any jurisdiction to the conduct of the corporation's business therein;

                  To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation;

                  To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship;

                  To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested; but not to engage in a small loan business;

                  To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary convenient or appropriate for any of the purposes herein expressed;

                  To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of any copyrights, trademarks, trade names, brands, labels, patent rights, letter patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise;

                  To Participate with others in any corporation, partnership, limited partnership, joint venture or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind;

                  To pay pensions and establish and carry out pension, profit-sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of the corporation's subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder;

                  To acquire by purchase, subscription or otherwise and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law;

                  To aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any and all other acts and things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations, and while the owner of any such stock, bonds or other obligations, to exercise all the rights, powers and privileges of ownership therefor, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts;

                  To indemnify and reimburse officers, directors, employees and agents of the corporation for such costs, expenses and liabilities as may be sustained by such indemnified parties as a consequence of their relationship with the corporation; provided, however, that the person to be indemnified shall not have been finally adjudged by a court or agency of competent jurisdiction not to have acted in good faith and the reasonable belief that his action or failure to act was in the best interests of the corporation;

                  To enter into, execute and deliver such contracts, agreements, trust indentures and other documents or instruments reasonably restricting the transfer, sale or distribution of the capital stock of the corporation, providing for a lien or a right of first refusal in favor of the corporation or of any of the stockholders with respect to such capital stock and imposing such other limitations, terms and conditions upon the sale or transfer thereof as may be necessary to the orderly conduct of the corporation's affairs;

                  To carry on any other business which may, in the discretion of the directors, seem capable of being carried on conveniently in connection with the above, or calculated directly or indirectly to enhance the value of the company's property or rights and to do any or all of the different things or any part thereof as principals, agents, contractors, or otherwise, and by or through agents or otherwise, and either alone or in conjunction with others, and generally to attain further any of the purposes herein set forth or as incidental to the business of the company or to any of the powers herein specified; to make, guarantee (as far as may be permitted by corporations organized under the business corporation laws) and prepare any contract of any kind and description and to do any or all other acts and things and exercise any and all powers which the corporation or natural person could do and exercise, and which now or hereafter may be authorized by law.

                  In furtherance and not in limitation of the foregoing objects or powers, this corporation shall have all the general cowers conferred-by Chapter 294 of the Revised Statutes Annotated of New Hampshire, as amended, and all other powers necessary, desirable or incidental fully to effectual its corporate objects.

                  Notwithstanding any of the foregoing powers, nothing herein shall empower the corporation to give guarantees of contracts or obligations or to write contracts of suretyship or guaranty, the making of any of which would constitute the doing of an insurance business under any provisions of New Hampshire law.

                                   ARTICLE IV

         Any meetings of the stockholders of the corporation may be held either within or without the State of New Hampshire. All actions authorized by RSA 294:81-a to be taken by unanimous consent of the holders of all outstanding shares of the corporation entitled to vote on such actions may be so undertaken to the fullest extent now or hereafter permitted by law.

                                    ARTICLE V

         The total authorized capital stock of the corporation shall be 300 shares of common capital stock having no par value, all of said stock being non-assessable.

         The designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, of the various classes of stock of the corporation are as follows:

         The holders of the common stock shall be entitled to cast one vote for each share of such stock held by and registered to them, at annual or special meetings of the stockholders of the corporation, for the election of the directors and/or officers of the corporation, and for such other purposes or such other matters as may be prescribed for consideration of the stockholders by these Articles of Agreement, the By-Laws of the corporation, amendments thereto, and the laws and statutes of the State of New Hampshire, as from time to time constituted. Stockholders shall not have the right to cumulate their votes.

         The holders of the capital stock of the corporation shall enjoy no pre-emptive or prescriptive rights in stock, securities, rights, warrants, options, debentures or bonds of the corporation, whether issued pursuant to the original authorization herein, or whether subsequently authorized for creation and issue by the corporation by amendment to these Articles.

         The capital stock of the corporation shall be issued to such persons, in such amounts, at such times and for such good and lawful consideration (in the case of par value stock, for money or property equal in value to the par value Of the stock to be issued) as the incorporators of the corporation may determine at their first meeting hereinafter prescribed, or as the directors of the corporation may from time to time thereafter deem appropriate, by majority vote thereof.

                                   ARTICLE VI

         The duties, terms of office, and manner of electing the officers and directors of this corporation shall be established in the By-Laws to be adopted by this corporation; provided, however, that all actions authorized by RSA 294:81-b to be taken by unanimous consent of the directors may be so undertaken to the fullest extent now or hereafter permitted by law.

                                   ARTICLE VII

         The corporation may be dissolved by decree of the superior court or legislative action and the assets thereof applied to the payment of obligations and for distribution to the stockholders, upon adoption and in conformity with the terms of a plan of dissolution approved and adopted by a majority of the Board of Directors of the corporation, and confirmed by vote taken at any regular or special meeting duly called for that purpose, of the holders of a majority of the outstanding stock present or represented by proxy, entitled to vote and voting at the meeting, or if two or more kinds or classes of stock have been issued, by vote of the holders of a majority of each kind or class of outstanding stock present or represented by proxy, entitled to vote and voting at the meeting or upon petition of stockholders holding one-fourth of its stock whenever actual or impending insolvency or other cause renders its liquidation reasonably necessary for the protection of the rights of the stockholders or its creditors. The corporation may also be dissolved by conformance with the provisions of RSA 294:97-a.

         Except to the extent otherwise provided for by law, the corporation's business existence shall terminate in the fashion and at the time stipulated by the plan of dissolution or decree of the Superior Court, and not upon ultimate forfeiture of the corporation's franchise by action of New Hampshire law.

                                  ARTICLE VIII

         In lieu of a meeting, all corporate action to be undertaken at the first meeting of incorporators has been undertaken by the consent attached hereto as permitted by RSA 294:8-a.

DATED:  June 16, 1980

______________ 1000 Elm St., Manchester, NH 03101

_______________ 1000 Elm St., Manchester, NH 03101

_______________ 1000 Elm St., Manchester, NH 03101

                               ARTICLES OF MERGER
                   OF DOMESTIC AND FOREIGN CORPORATIONS \INTO
                             VINAFLEX AMERICA, INC.


PURSUANT TO THE PROVISIONS OF SECTION 78 OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED DOMESTIC ND FOREIGN CORPORATION ADOPT THE FOLLOWING ARTICLES OF MERGER FOR THE PURPOSE OF MERGING THEM INTO ONE OF SUCH
CORPORATIONS:

         FIRST: The names of the undersigned corporations and the States under the laws of which they are respectively organized are:

                  Name of Corporation                                  State

                  Evode-Tanner Industries, Inc.               South Carolina

                  Vinaflex America, Inc.                      New Hampshire

         SECOND: The laws of the State under which such foreign corporation is organized permit such a merger.

         THIRD: The name of the surviving corporation is Vinaflex America, Inc.1 and it is to be governed by the laws of the State of New Hampshire.

         FOURTH: The following Plan of Merger was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the New Hampshire Business Corporation Act, and was approved by the undersigned foreign corporation in the manner prescribed by the laws of the State under which it is organized:

                            (Insert, Plan of Merger)
              [If more space needed, attached additional sheet(s)]

         Plan of Merger attached hereto as Exhibit A.

         FIFTH: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

--------
  1 Pursuant to the Plan of Merger, the Certificate of Incorporation of Vinaflex America, Inc. is amended to change the name of the Surviving Corporation to Evode-Tanner Industries, Inc.

                                 Number of      Entitled to Vote as a Class
                                                ---------------------------
                                   Shares       Designation       Number of
Name of Corporation             Outstanding      of Class          Shares
-------------------             -----------     -----------       ---------
Evode-Tanner Industries, Inc.     474,331          Common          474,331

Vinaflex America, Inc.                270          Common              270


         SIXTH: As to each of the undersigned corporation, the total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class voted for and against such Plan, respectively, are as follows:

                                                                  Entitled to Vote as a Class
                                       Total       Total          ---------------------------
                                       Voted       Voted          Designation       Number of
Name of Corporation                     For        Against         of Class          Shares
-------------------                   --------     -------           -----------    ---------
Evode=Tanner Industries, Inc.          474,311          0          Common 474,331        0

Vinaflex America, Inc.                     270          0          Common              270



         SEVENTH: The aggregate number of share, which the surviving corporation has authority to issue as a result of the merger, itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:
(Note 1)

                                                         Par Value per Share
                                                         or Statement that
 Number of                                               Shares are without
   Shares            Class                 Series             Par Value
 ---------        ------------             ------        -------------------

    300           Common Stock              - - -         Shares are without

                                                                Par Value

     Dated ______________________, 19__

                           EVODE-TANNER INDUSTRIES, INC.               (Note 2)


                                    By    /s/
                                    -------------------------------
                                    Signature of its Vice President

                                    -------------------------------
                                    Print or type name
                    and                                                (Note 3)
                        -----------------------------------------------
                    Signature of its Assistant Secretary


                    Print or type name

                 ************************************************

                              VINAFLEX AMERICA, INC.                   (Note 2)
                    ---------------------------------------------------

                    By    /s/
                       ------------------------------------------------
                    Signature of its Vice President


                    ---------------------------------------------------
                    Print or type name

                    and                                                (Note 3)
                        -----------------------------------------------
                    Signature of its Assistant Secretary

                    ---------------------------------------------------
                    Print or type name

                                                                       EXHIBIT A
                                 PLAN OF MERGER

                                       of

                          Evode-Tanner Industries, Inc.
                         (a South Carolina corporation)

                                      into

                             Vinaflex America, Inc.
                          (a New Hampshire corporation)



               Pursuant to Section 33-11-101 of the South Carolina
              Business Corporation Act of 1988 and Section 293-A:71
                 of the New Hampshire Business Corporation Act.


                  1. Names of Merging Corporations. The names of the corporations planning to merge are Vinaflex America, Inc., a corporation for profit organized under the laws of the State of New Hampshire ("Vinaflex"), and Evode-Tanner Industries, Inc. ("Tanner"), a corporation for profit organized under the laws of the State of South Carolina. The name of the surviving corporation into which Tanner will merge is Vinaflex America, Inc.

                  2. Effective Date of Merger. The merger provided for herein shall become effective as of 11:59 p.m. New Hampshire time on September 29, 1990 (the "Effective Date of the Merger").

                  3. Terms and Conditions of Merger. Tanner (the "Merged Corporation") and Vinaflex shall, pursuant to and in accordance with the New Hampshire Business Corporation Act ("NHBCA") and the South Carolina Business Corporation Act of 1988 ("SCBCA"), be merged with and into a single corporation, Vinaflex (the "Surviving Corporation"), on the Effective Date of the Merger, which Surviving Corporation shall continue to exist under the laws of the State of New Hampshire. The separate existence of Tanner shall cease on the Effective Date of the Merger in accordance with the provisions of the NHBCA and the SCBCA.

                  4. Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Vinaflex in effect upon the Effective Date of the Merger shall be the Articles of Incorporation of the Surviving Corporation, except that promptly after the Effective Date of the Merger Article I of the Articles of Incorporation of the Surviving Corporation shall be deleted in its entirety and replaced with the following:

                                   "ARTICLE I

                         The name of the Corporation is
                         Evode-Tanner Industries, Inc."

Such Articles of Incorporation, as amended, shall continue to be the Articles of Incorporation of the Surviving Corporation until altered, amended or repealed thereafter in accordance with the manner prescribed by the provisions of the NHBCA.

                  5. By-Laws of the Surviving Corporation. The By-Laws of Vinaflex in effect upon the Effective Date of the Merger shall be the By-Laws of the Surviving Corporation and shall continue to be the By-Laws of the Surviving Corporation until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the NHBCA.

                  6. Directors and Officers of the Surviving Corporation. The directors and officers of Tanner in office upon the Effective Date of the Merger shall be the members of the first Board of Directors and the first officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors.

                  7. Treatment of Shares.

                     a. Each share of Tanner Common Stock, $.10 par value,
                        issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and cease to exist and shall not be or become shares of the Surviving Corporation.

                     b. Each share of Vinaflex Common Stock, without par value, issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, continue to represent one issued share of Common Stock of the Surviving Corporation.

                  8. Board of Directors and Shareholder Approval. The Plan of Merger shall be submitted to the board of directors and the shareholders of the Merged Corporation for their approval or rejection in the manner prescribed by the provisions of the SCBCA and the merger of the Merged Corporation with and into the Surviving Corporation shall be authorized in the manner prescribed by the NHBCA.

                  9. Additional Documentation. In the event that the Plan of Merger shall have been approved by the board of directors and the shareholders of the Merged Corporation in the manner prescribed by the provisions of the SCBCA, and in the event that the merger of the Merged Corporation with and into the Surviving Corporation shall have been duly authorized in compliance with the NHBCA, the Merged Corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of South Carolina and of the State of New Hampshire, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                  10. Authorization of Further Action. The Board of Directors and the proper officers of the Merged Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                             STATE OF NEW HAMPSHIRE

Filing Fee:  $35.00                                                 Form No. 14
                                                               RSA _293 A:10.06

                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF
AMENDMENT TO ITS ARTICLES OF INCORPORATION

         First:   The name of the corporation is Evode-Tanner Industries, Inc.

         Second:  The test of each amendment adopted is:

                  The Articles of Incorporation of Evode-Tanner Industries, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

                                   "ARTICLE I

                  The name of the Corporation is Tanner Chemicals, Inc."

         Third: If the amendment provides for an exchange, reclassification or cancellation of issued shares the provisions for implementing the amendment(s) if not contained in the above amendment are:

                  Not applicable.

         Fourth:  The amendment(s) were adopted on August 5, 1997

         Fifth:            (Check one)

                  A.       The amendment(s) were adopted by the incorporators
         -- or board of directors without shareholder action and shareholder action was not required.


          x       B.       The amendment(S) were approved by the shareholders.
         --

                                                           Number of votes
Designation          Number of         Number of           indisputably
(Class or series)    shares            votes entitled      represented at
of voting group      outstanding       to be cast          the meeting


Common               270              270                       270

Designation                                                     Total number of
(Class or series)    Total number     of votes cast             undisputed
of voting group      FOR              AGAINST                   votes cast FOR

Common               270              *****                     270


         Sixth: The number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

Dated  August 5, 1997



                                             Evode-Tanner Industries, Inc.


                                     By:      /s/ Mary E. Willard
                                     ------------------------------------
                                     Signature of its Assistant Secretary